Exhibit 11(i) under N-1A
                                          Exhibit 23 under Item 601/Reg SK


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated April 15, 1998, with respect to the financial statements of Federated High Yield Trust, in Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A No. 2-91091) and the related Prospectus of Federated High Yield Trust dated April 30, 1998.



By: /s/ERNST & YOUNG LLP
    Ernst & Young LLP
Pittsburgh, Pennsylvania
April 23, 1998